               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To Board of Trustees
The Lake Forest Funds


We consent to the reference to the use of our report dated March 25, 1999 to the Shareholders and Board of Trustees of The Lake Forest Funds and to the reference to our firm in the Registration Statement (Form N-1A), including the Prospectus and the Statement of Additional Information of The Lake Forest Funds.



                                           /s/  McCurdy & Associates CPA's, Inc.
                                           -------------------------------------
                                                McCurdy & Associates CPA's, Inc.

Westlake, Ohio
June 25, 1999